EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Gerstenslager Deferred Profit Sharing Plan:
We consent to the incorporation by reference in the Registration Statement (File Number 333-126179) filed on Form S-8 with respect to the Gerstenslager Deferred Profit Sharing Plan (the “Plan”) of our report dated May 6, 2006 with respect to the Plan’s financial statements, included in Form 11-K for the Plan’s year ended December 31, 2005, and all references to our firm included in or made a part of the Registration Statement.
MEADEN & MOORE, LTD.
Certified Public Accountants
June 23, 2006
Cleveland, Ohio